SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

MOLECULAR IMAGING CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MOLECULAR IMAGING CORPORATION

2150 WEST WASHINGTON STREET, SUITE 110

SAN DIEGO, CALIFORNIA 92110

April 5, 2004

Dear Stockholder:

You are cordially invited to attend the fiscal year 2003 Annual Meeting of Stockholders of Molecular Imaging Corporation This meeting will be held at the San Diego Marriott Hotel & Marina, 333 West Harbor Drive, San Diego, California 92101, 10 A.M., local time, on Thursday, May 13, 2004.

You will find information about the meeting in this Notice and Proxy Statement. Also enclosed with the proxy materials is our annual report on Form 10-KSB for our past fiscal year.

We look forward to greeting personally those of you who are able to be present at the annual meeting. Your vote is very important and it is important that your shares are represented, whether or not you are able to be with us at the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to mark, sign, date and return the enclosed proxy card. If you attend, you will, of course, be entitled to vote in person.

Sincerely,

/s/ PAUL J. CROWE

Paul J. Crowe Chairman of the Board of Directors, Chief Executive Officer and President

MOLECULAR IMAGING CORPORATION

2150 West Washington Street, Suite 110

San Diego, California 92110

Notice of Annual Meeting of Stockholders

April 5, 2004

TO OUR STOCKHOLDERS:

The fiscal year 2003 annual meeting of stockholders of Molecular Imaging Corporation (“MIC” or the “Company”), will be held at the San Diego Marriott Hotel & Marina, 333 West Harbor Drive, San Diego, California 92101, on Thursday, May 13, 2004, at 10 A.M. local time, for the purpose of considering and acting upon the following matters described in more detail in the accompanying proxy statement:

•	The election of our five directors, each for a term of one year;

•	The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock which may be issued from 90,0000,000 to 140,000,000; and

•	Such other business as may properly come before the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE MATTERS OUTLINED ABOVE.

The Board of Directors has fixed March 23, 2004 as the “record date” for determining stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record as of the record date will be entitled to notice of and to vote at the annual meeting or any adjournment of the annual meeting.

All stockholders are cordially invited to attend the annual meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, EACH STOCKHOLDER IS REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. No postage is required if the proxy card is mailed in the United States. Proxy cards sent from overseas should be sent airmail or air courier to ensure they are received prior to the annual meeting. Any stockholders who attend the annual meeting, and so request, may revoke their proxy and vote their shares in person even if they have already returned a proxy card.

Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

MOLECULAR IMAGING CORPORATION

2150 WEST WASHINGTON STREET, SUITE 110

SAN DIEGO, CALIFORNIA 92110

ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2004

ARE THERE ANY EXECUTIVE OFFICERS OF MIC WHO ARE NOT MEMBERS OF OUR BOARD OF DIRECTORS?	16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17

REPORT OF THE AUDIT COMMITTEE	22

PROPOSAL 1—ELECTION OF DIRECTORS	23

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION ITO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED FROM 90,000,000 TO 140,000,000	25

OTHER BUSINESS	26

APPENDIX I—AUDIT COMMITTEE CHARTER

MOLECULAR IMAGING CORPORATION

2150 West Washington Street, Suite 110

San Diego, California 92110

PROXY STATEMENT

This proxy statement contains information and is furnished in connection with the solicitation by the Board of Directors of Molecular Imaging Corporation, a Delaware corporation, of proxies for use at the fiscal year 2003 annual meeting of stockholders of Molecular Imaging Corporation to be held at the San Diego Marriott Hotel & Marina, 333 West Harbor Drive, San Diego, California 92101, on Thursday, May 13, 2004, and any adjournment of the annual meeting. This proxy statement and accompanying proxy card are being mailed to stockholders on or about April 5, 2004.

ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETIN G?

At our annual meeting, the stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including:

•	The election of directors; and

•	The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our outstanding shares of common stock from 90,000,000 to 140,000,000.

In addition, our management will report on the performance of MIC during the 2003 fiscal year and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETIN G?

The Board of Directors has fixed the close of business on March 23, 2004, as the “record date” for the determination of stockholders who are entitled to notice of the meeting and who are entitled to vote at the annual meeting. As of the record date we had 55,865,801 outstanding shares of common stock, par value $.0001 per share. Only these holders of common stock will be entitled to notice of and to vote at the annual meeting. Each share of common stock represents one vote on any and all matters voted upon at the annual meeting.

WHAT ARE THE VOTING RIGHTS OF THE STOCKHOLDER S?

The holders of our common stock will vote together as a single class on all matters to be acted upon at the annual meeting and each holder of common stock will be entitled to one vote per share of common stock held.

HOW DO I VOTE AND WHO WILL VOTE MY PROX Y?

If you properly complete, sign and return the accompanying proxy card, it will be voted as you direct. Paul J. Crowe and Steven J. Davis, the persons named as proxies on the proxy card accompanying this proxy statement, will vote each properly executed and returned proxy as indicated on the directions of the returned proxy, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of our Board of Directors contained in this proxy statement. Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card in advance of the annual meeting. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

MAY I REVOKE MY PROX Y?

Yes. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by our Secretary, at or prior to the annual meeting, of either an instrument revoking the proxy or a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by attending the annual meeting and requesting to vote in person. Please note that attendance at the annual meeting without requesting to vote in person will not revoke a previously granted proxy.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CAR D?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

CAN I VOTE BY TELEPHONE OR ELECTRONICALL Y?

It depends on the manner in which you hold your shares.

If you hold your shares in your name, you may only vote by:

•	Returning a properly executed proxy card; or

•	By voting in person at the annual meeting.

You may not vote by telephone or electronically through the Internet.

However, if your shares are registered in the name of a bank, brokerage firm, or other custodian (so you are a “beneficial” owner), you may vote by:

•	Returning a properly executed proxy card;

•	By voting in person at the annual meeting; or

•	You may also be eligible to vote electronically via the Internet or by telephone.

A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides beneficial owners the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, the voting instruction form for ADP will provide instructions for electronic voting.

WHAT CONSTITUTES A QUORU M?

The presence at the meeting of at least a majority of the outstanding shares of our common stock entitled to vote, whether present in person or by proxy, will constitute a quorum. A quorum must be present at the annual meeting to permit the conduct of business.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITE M?

Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. “Broker non-votes” are not included in the tabulation of the vote concerning the election of our directors and, therefore, do not have the effect of votes in opposition to that election.

Increase in Number of Authorized Shares of Common Stock. The affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote, whether in person or by proxy, at the annual meeting is required to approve the amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of our common stock from 90,000,000 to 140,000,000. A properly executed proxy marked “ABSTAIN” with respect to this matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. “Broker non-votes” are not included in the tabulation of the vote concerning these matters and, therefore, do not have the effect of votes in opposition to such approval.

HOW WILL VOTES BE TABULATED?

The election inspectors appointed for the annual meeting will tabulate the votes cast in person or by proxy at the annual meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as un-voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be counted for purposes of determining the presence of a quorum.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTOR S?

Unless you give other instructions on your proxy card, the persons named above will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board of Directors’ recommends a vote:

•	FOR the election of directors; and

•	FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of our common stock from 90,000,000 to 140,000,000.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

DOES THE BOARD OF DIRECTORS HAVE AN AUDIT COMMITTE E?

Yes. At a meeting on January 30, 2002, the Board of Directors established an Audit Committee to consist of at least two (2) directors. The Audit Committee adopted the Audit Committee Charter on September 12, 2002. The current members of the Audit Committee are Dr. Axel Steudle (as Chair) and Albert F. Haussener. A copy of the Audit Committee Charter is attached as Appendix I. Both of the members of the Audit Committee are “independent” (as defined in the listing rules of the National Association of Securities Dealers). During Fiscal Year ended June 30, 2003, the Audit Committee met two times to review and discuss our financial statements and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication With Audit Committee”.

DOES THE BOARD OF DIRECTORS HAVE A COMPENSATION COMMITTE E?

Yes. At a meeting on September 12, 2002, the Board of Directors established a Compensation Committee. The Compensation Committee consists of three (3) directors. The directors who are currently serving on the Compensation Committee are Albert F. Haussener (as Chair) and Dr. Axel Steudle. There is currently one vacancy on the Compensation Committee. The Compensation Committee met four times during Fiscal Year ended June 30, 2003 to review and discuss employee, officer and director compensation.

DOES THE COMPANY HAVE ANY OTHER STANDING COMMITTEES OF ITS BOARD OF DIRECTORS ?

No. We do not have a nominating committee or any other committees of the Board of Directors.

DOES THE COMPANY HAVE ANY ADVISORY COMMITTEE S?

Yes. We also have a Medical Advisory Board. The Medical Advisory Board is comprised of physicians that possess broad experience in various aspects of molecular imaging. The experience and reputation of these physicians provide a unique resource for informing other physicians in the medical community of the benefits and advantages of molecular imaging and the services we provide. In addition, the Medical Advisory Board provides educational services to our personnel and the medical community in general. Any advice given to us by the Medical Advisory Board is not binding on the Company or our Board of Directors.

WHO IS PAYING THE COST FOR THIS PROXY SOLICITATION AND HOW IS THE SOLICITATION PROCESS CONDUCTE D?

We will pay the expense of the proxy solicitation. We do not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the annual meeting. We will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by our directors, officers and regular employees, none of whom will receive additional compensation for any such solicitation.

DO I HAVE DISSENTER’S RIGHT S?

No. The taking of the actions proposed at the annual meeting will not entitle any stockholder to dissent and demand a right of appraisal or payment for their shares under the General Corporation Law of the State of Delaware.

HOW DO I MAKE A STOCKHOLDER PROPOSAL AT THE NEXT ANNUAL MEETIN G?

Proposals of stockholders that are intended to be presented by those stockholders at our fiscal year 2004 annual meeting and intended to be included in MIC’s proxy materials relating to our fiscal year 2004 annual meeting must be received by us at least 120 calendar days prior to the one year anniversary of the mailing date of this proxy statement. That date is on or about November 24, 2004. However, if we move the date for our fiscal year 2004 annual meeting by more than 30 days, stockholder proposals must be received within a reasonable time before we begin to print and mail our proxy materials for a proposal to be included in our proxy materials.

Any proposals must be in compliance with applicable laws and regulations and follow the procedures prescribed in the Securities and Exchange Commission’s Rule 14a-8 to be considered for possible inclusion in the proxy materials. Any shareholder proposals submitted to us after November 24, 2004, or a reasonable time before we mail our proxy for our next annual meeting, whichever is earlier, will be considered untimely and will be subject to discretionary voting authority by the proxy holder.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holder discretionary authority to vote on any matter properly brought before the annual meeting.

HOW DO I OBTAIN MORE INFORMATION ABOUT THE COMPAN Y?

We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Copies of this material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at the same address. You may read and download the filings of MIC over the internet at the Commission’s web site at http://www.sec.gov. You may also request copies of our filings by contacting our Secretary, c/o Molecular Imaging Corporation, 2150 West Washington Street, Suite 110, San Diego, California 92110. Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol “MLRI.OB.”

STOCK OWNERSHIP

HOW MUCH STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY OWN AND WHO ARE THE LARGEST OWNERS OF THE COMPANY’S STOC K?

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 6, 2004 (unless otherwise noted), (a) by each person who is known by us to own beneficially more than 5% of any class of our securities, (b) by each of our directors and executive officers, and (c) by all of our directors and executive officers as a group. All figures for options or warrants include options or warrants vesting within 60 days of February 6, 2004. The Company does not have any preferred stock issued or outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percentage of Class (1)

BENEFICIAL OWNERS OF MORE THAN 5% OF ANY CLASS OF SECURITIES

Common	Paul J. Crowe	5,644,073	(2)	10.11%
	c/o Molecular Imaging Corporation 2150 Washington St., Ste. 110 San Diego, California 92110

Common	Bernd Steudle	4,971,238	(3)	8.90%
	1 Muirfield House, Whinshill Court Cross Road Sunningdale, SL59RU Great Britain

Common	Ivan Bradbury	13,000,000	(4)	22.33%
	c/o MacFarlanes 10 Norwich Street London EC4A 1BD England

Common	TOTAL FOR ALL OWNERS OF MORE THAN 5% OF SECURITIES	23,615,311		42%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percentage of Class(1)

OFFICERS AND DIRECTORS

Common	Paul J. Crowe	See above		See above

Common	Robert C. Bush c/o Molecular Imaging Corporation 2150 W. Washington St., 110 San Diego, California 92110	165,140	(5)	*

Common	Dr. Axel Steudle Elaesser Strasse #7 Pforzheim D-75173 Germany	308,750	(6)	*

Common	Jeffrey Rush, M.D. 12348 High Bluff Drive, Suite 210 San Diego, California 92130	1,091,250	(7)	2.02%

Common	Albert F. Haussener 465 Belvedere Avenue Belvedere, California 94920	73,750	(8)	*

Common	Peter S. Conti, M.D., Ph.D. USC PET Imaging Science Center 1510 San Pablo, Suite 350 Los Angeles, California 90033	166,500	(9)	*

Common	James Corlett c/o Molecular Imaging Corporation 2150 W. Washington St., 110 San Diego, California 92110	200,000	(10)	*

Common	Steven J. Davis c/o Molecular Imaging Corporation 2150 W. Washington St., 110 San Diego, California 92110	182,490	(11)	*

Common	Steve Vandecar c/o Molecular Imaging Corporation 2150 W. Washington St., 110 San Diego, California 92110	133,328	(12)	*

Common	TOTAL FOR ALL EXECUTIVE OFFICERS AND DIRECTORS	7,965,281		12.13%

*	Less than one percent.
All shares are owned directly unless otherwise indicated.
(1)	Percentages are calculated based upon 55,806,430 shares of Common Stock outstanding as of February 6, 2003, and shares of Common Stock issuable upon exercise of options or conversion of warrants as of February 6, 2003 or within 60 days after that date for the person or persons indicated.
(2)	Includes 1,497,265 shares issuable upon conversion of warrants.
(3)	Includes 375,000 shares issuable upon the conversion of warrants. Bernd Steudle is the father of Axel Stuedle who is a member of the Board of Directors.

(4)	Includes 3,000,000 shares issuable upon the conversion of warrants which Mr. Bradbury has assigned his rights to Dragon Nominees Limited (“Dragon”), a company organized under the laws of England and Wales and for which Mr. Bradbury claims beneficial ownership.
(5)	Includes 87,500 shares issuable upon the conversion of stock options and 75,640 shares issuable upon the conversion of warrants.
(6)	Includes 98,750 shares issuable upon the conversion of stock options.
(7)	Includes 91,250 shares issuable upon the conversion of stock options. Mr. Rush resigned from the Board in February 2004.
(8)	Includes 48,750 shares issuable upon the conversion of stock options. Mr. Haussener was nominated to the Board of Directors in July 2002 by Ivan Bradbury/Dragon Nominees Limitied pursuant to a contractual provision in a Securities Purchase Agreement, dated July 12, 2002, between Mr. Bradbury and the Company.
(9)	Includes 97,500 shares issuable upon the conversion of stock options and 69,000 shares issuable upon the conversion of warrants.
(10)	Includes 100,000 shares issuable upon the conversion of stock options.
(11)	Includes 62,490 shares issuable upon the conversion of stock options and 100,000 shares issuable upon the conversion of warrants.
(12)	Includes 133,328 shares issuable upon the conversion of stock options.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

HOW IS THE COMPENSATION FOR OUR EXECUTIVE OFFICERS DETERMINED?

Our Compensation Committee and Board of Directors determine the compensation of our executive officers. Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for our goals and achievements. Our compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance, and a stock option program.

WHAT IS THE SUMMARY COMPENSATION FOR EXECUTIVE OFFICERS?

The following table sets forth compensation information for services rendered to us by our executive officers in all capacities during the past three fiscal years. Other than as set forth below, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, draws, bonus awards, and the number of stock options or warrants granted and other compensation whether paid or deferred. Reimbursement of out-of-pocket expenses is not included.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Comp. Awards
(a)	(b)	(c)	(d)	(e)	(g)	(i)
Name and Principal Position During Fiscal Year Ending 6/30/2003	Year Ending	Salary($)	Bonus($)	Other($)	Securities Underlying Options and Warrants(#)	All Other($)
Paul J. Crowe Chairman of the Board, Chief Executive Officer, President, Director	06/30/2003 06/30/2002 06/30/2001	200,000 200,000 200,000			100,000	3,000	(1)

Anthony Turnbull(2) Vice President—Finance	06/30/2003 06/30/2002 06/30/2001	130,000 106,923 30,765			25,000 30,000

James Corlett Vice President—Sales	06/30/2003 06/30/2002 06/30/2001	150,000 130,000 127,019			250,000 400,000	3,600	(1)

Thomas Insley(3) Director and Chief Financial Officer	06/30/2003 06/30/2002 06/30/2001	175,000			1,075,000

Steven J. Davis(4) General Counsel and Secretary	06/30/2003 06/30/2002 06/30/2001	135,000			725,000

John Mishalanie(5) Vice President-Business Development	06/30/2003 06/30/2002 06/30/2001	130,000			250,000

(1)	“All Other Compensation” consists of auto allowances for Paul Crowe and James Corlett. These auto allowances ceased in December 2000.
(2)	Mr. Turnbull was named as our Chief Financial Officer and Secretary in August 2001 and reassumed the title of Vice President—Finance in July 2002. Mr. Turnbull ceased his employment with the company in January of 2003. All of his options and warrants expired thereafter.
(3)	Mr. Insley was named Chief Financial Officer in July 2002. Mr. Insley ceased his employment with the company in May 2003. All of his options and warrants expired thereafter.
(4)	Mr. Davis was named General Counsel in December 2002 and Secretary in October 2003.
(5)	Mr. Mishalanie was named Vice President-Business Development in March 2003. Mr. Mishalanie ceased his employment with the company in January 2004.

WHAT IS MIC’S PHILOSOPHY BEHIND GRANTING OF STOCK OPTIONS TO ITS EXECUTIVE OFFICERS?

We believe that we will only retain executives of caliber and experience if they are offered competitive compensation packages. Because we cannot afford to pay high cash salaries, the granting of options is a critical component of the overall compensation paid to our officers.

HOW MANY STOCK OPTIONS WERE GRANTED TO THE EXECUTIVE OFFICERS IN THE LAST FISCAL YEAR?

The following table sets forth the stock options granted to the persons named in the Summary Compensation Table during our fiscal year ending June 30, 2003:

STOCK OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

LIST OF STOCK OPTIONS ISSUED TO OFFICERS

JULY 1, 2002 THROUGH JUNE 30, 2003(1)

(a)	(b)	(c)		(d)		(e)
Name and Job Title as of 6/30/2003	Number of Securities Underlying Options Granted	% of Total Granted to Employees in Fiscal Year(1)		Exercise Price		Expiration Date
Paul J. Crowe, CEO and President	100,000	5.92%			$0.17	04/10/2013

Steven J. Davis, General Counsel	250,000 75,000	14.81 4.44	% %	$ $	0.31 0.17	12/01/2018 04/10/2013

Anthony Turnbull, Vice President—Finance(2)	25,000	1.48%			$0.17	04/02/2004

Jim Corlett, Vice President-Operations	250,000	14.81%			$0.17	04/10/2013

Thomas Insley(3)	75,000	4.44%			$0.17	08/21/2003

Craig Froley(4)	250,000	14.81%			$0.60	06/20/2003

Total	1,025,000	60.71%

(1)	Total options to acquire 1,688,000 were granted to all employees, not including option grants to directors, during the fiscal year ended June 30, 2003
(2)	Mr. Turnbull ceased employment with the Company in January 2004. All of his options and warrants terminated 90 days following cessation of employment with company.
(3)	Mr. Insley ceased employment with the company in May 2003. All of his options and warrants terminated 90 days following cessation of employment with company.
(4)	Mr. Froley ceased employment with the Company in March 2003. All of his options and warrants terminated 90 days following cessation of employment with company.

HOW MANY WARRANTS WERE GRANTED TO THE EXECUTIVE OFFICERS IN THE LAST FISCAL YEAR?

The following table sets forth the warrants granted to the persons named in the Summary Compensation Table during our fiscal year ending June 30, 2003:

WARRANT GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

LIST OF WARRANTS ISSUED TO OFFICERS

JULY 1, 2002 THROUGH JUNE 30, 2003(1)

(a)	(b)	(c)	(d)	(e)
Name and Job Title as of 6/30/2003	Number of Securities Underlying Warrants Granted	% of Total Granted to Employees in Fiscal Year(1)	Exercise Price	Expiration Date
Craig Froley, Vice President-Business Development(2)	100,000	6.67%	$0.60	06/20/2003

Steven J. Davis, General Counsel	400,000	26.67%	$0.29	12/01/2008

Thomas Insley(3)	1,000,000	66.66%	$0.60	08/21/2003

Total	1,500,000	100%

(1)	Total warrants to acquire 1,500,000 were granted to all employees during the fiscal year ended June 30, 2003
(2)	Mr. Froley ceased employment with the Company in March 2003. All of his options and warrants terminate 90 days following cessation of employment with company.
(3)	Mr. Insley ceased employment with the company in May 2003. All of his options and warrants terminated 90 days following cessation of employment with company.

No Executive Officer of the Company exercised any options or warrants during the fiscal year ended June 30, 2003. The following table sets forth information concerning the value of all exercisable and un-exercisable options and warrants held by those persons listed in the Summary Compensation Table as of June 30, 2003.

FISCAL YEAR-END OPTION AND WARRANTS

AS OF JUNE 30, 2003

Name and Job Title During Fiscal Year Ending 6/30/2003	Number of Securities Underlying Unexercised Warrants and Options(#)				Value of Unexercised In-the- Money Warrants And Options($)(1)
	Exercisable		Unexercisable		Exercisable	Unexercisable
Paul J. Crowe Chief Executive Officer	1,498,265	(2)	100,000		$0.00	$15,000.00

Anthony Turnbull Vice President—Finance	15,000	(3)	35,000	(4)	$0.00	$4,250.00

James Corlett Vice President—Sales	66,666	(5)	283,334	(6)	$0.00	$37,500.00

Steven J. Davis General Counsel	64,992		660,008		$1,149.84	$21,600.16

Thomas Insley Chief Financial Officer	183,326	(7)	891,667	(8)	$0.00	$11,250.00

(1)	Calculated as the spread between the exercise price of in-the-money options or warrants and the market price of $0.32 per share as of July 1, 2003 (the first business day after June 30, 2003).
(2)	Includes 5,000 warrants at $1.05; 35,000 warrants at $0.88; 26,305 warrants at $0.59; 24,450 warrants at $0.50; 40,000 warrants at $0.44; and 1,366,510 warrants at $0.35.
(3)	Includes 15,000 options at $0.56. All of Mr. Turnbull’s options terminated 90 days following cessation of employment with company.
(4)	Includes 15,000 options at $0.56. All of Mr. Turnbull’s options terminated 90 days following cessation of employment with company.
(5)	Includes 66,666 options at $2.50.
(6)	Includes 33,334 options at $2.50.
(7)	Includes 183,326 warrants at $0.60. All of Mr. Insley’s options and warrants terminated 90 days following cessation of employment with company.
(8)	Includes 816,667 warrants at $0.60. All of Mr. Insley’s options and warrants terminated 90 days following cessation of employment with company.

HAS THE COMPANY ENTERED INTO ANY EMPLOYMENT AGREEMENTS WITH ITS EMPLOYEES?

Yes. On January 1, 1999, we entered into a five-year Employment Agreement with Paul J. Crowe, our Chief Executive Officer. Pursuant to this Employment Agreement Mr. Crowe received a salary of $200,000 for the fiscal year ending June 30, 2001. Beginning in the calendar year 2000 the salary under this agreement is increased by 10% if the average market price of our stock in December of the preceding year has increased by at least 10% above the average market price of our stock in December of the second preceding year. The Employment Agreement also provides that the Board of Directors will review and evaluate Mr. Crowe’s performance annually and consider awarding him a discretionary bonus.

On December 1, 2002, we entered into an Employment Agreement with Steven J. Davis pursuant to which he became our General Counsel. The Employment Agreement provided for a salary to Mr. Davis of $135,000 per year. In addition, we agreed to grant to Mr. Davis options or warrants to purchase 650,000 common shares at a price of $0.31 per share for 250,000 options and $0.29 per share for 400,000 warrants. The options and warrants vest at a rate of 10,834 per month, commencing as of January 1, 2003. The options and warrants are exercisable until December 1, 2008.

On July 28, 2003, we entered into an Employment Agreement with Steve Vandecar pursuant to which he became our Vice President—Operations. The Employment Agreement provided for a salary to Mr. Vandecar of $130,000 per year. In addition, we agreed to grant to Mr. Vandecar options or warrants to purchase 200,000 common shares at a price of $0.34 per share. The options and warrants vest monthly at a rate of 16,666 per month, commencing as of August 30, 2003. The options and warrants are exercisable until July 28, 2007.

HOW ARE OUR DIRECTORS COMPENSATED?

Our “outside directors” do not receive any cash compensation other than reimbursement for expenses incurred in connection with serving on the Board of Directors and any committees. “Outside directors” are directors that are not employees of the Company, and include Mr. Bush, Mr. Steudle, Dr. Conti and Mr. Haussener. Our “inside directors” are employees of the Company who are compensated as employees, but do not receive any cash compensation for serving on the Board of Directors. Our “inside director” is Mr. Crowe. Our Directors have received options to purchase shares of our common stock. The Compensation Committee of the Board of Directors is in the process of working with our management to develop a plan for granting options to directors on an annual basis for serving on the Board.

In April 1999, we granted each of our then serving directors an option to purchase 100,000 shares of our common stock under our 1999 Stock Option Plan, at a price of $2.50 per share, all vesting immediately, and expiring March 31, 2002. We granted Mr. Bush a similar option on January 1, 2000, at a price of $2.50 per share, all vesting immediately, and expiring December 30, 2002. Other then the grant to Mr. Bush, we did not compensate our directors during the fiscal year ended June 30, 2001.

On January 30, 2002 the Board of Directors approved issuance to our then serving directors of options to purchase 100,000 shares of our common stock under our 1999 Stock Option Plan, at a price of $0.62 per share, vesting  1/12 on the first of every month, commencing June 1, 2002. These options were to expire five (5) years from the date of grant. These options have not been issued. Instead, to compensate the outside directors on our Board who were serving in January of 2002, the Board of Directors in January of 2003 approved an issuance of options to purchase 50,000 shares of our common stock at a price of $0.62 per share; with such options vesting immediately, having a ten year term, and expiring if not exercised within one year after such director discontinues service with the Company.

In April 2003, we granted two of our then serving directors an option to purchase 50,000 shares of our common stock, one our of then serving directors an option to purchase 55,000 shares of our common stock, and two our of then serving directors an option to purchase 65,000 shares of our common stock under our 1999 Stock Option Plan, at a price of $0.17 per share, all vesting quarterly commencing July 10, 2003. These options expire ten years from the date of grant.

HOW ARE MEMBERS OF THE AUDIT AND COMPENSATION COMMITTEE COMPENSATED?

As with our Board of Directors, members of the Audit and Compensation committee are reimbursed for expenses incurred in performing their services on these committees. The members of the Audit and Compensation Committee have not received any other cash or additional options for serving on such committees. The Board of Directors is in the process of evaluating the number of options Board and committee members will receive on an annual basis for their service.

At the meeting of the Board of Directors on January 30, 2002 establishing the Audit Committee, the Board of Directors authorized the payment of a flat fee of $2,500.00 per quarter to members of the Audit Committee. We have not paid this compensation. The Compensation Committee and Board of Directors have subsequently determined that, other than reimbursement of expenses relating to their service on such committees, cash compensation will not be paid to Directors at this time.

HOW ARE MEMBERS OF OUR MEDICAL ADVISORY BOARD COMPENSATED?

We also have a Medical Advisory Board. The Medical Advisory Board is comprised of physicians that possess broad experience in various aspects of molecular imaging. The experience and reputation of these physicians provide a unique resource for informing other physicians in the medical community of the benefits and advantages of molecular imaging and the services we provide. In addition, the Medical Advisory Board provides educational services to our personnel and the medical community in general. Any advice given to us by the Medical Advisory Board is not binding on MIC or our Board of Directors.

We compensate members of our Medical Advisory Board by the grant of options to acquire our common stock under our 1999 Stock Option Plan or warrants to purchase our common stock. Members of the Medical Advisory Board typically receive the right to purchase 10,000 shares of our common stock for each year of service. The chairman of the Medical Advisory Board typically receives the right to purchase 30,000 shares of our common stock for each year of service. The exercise prices for options (or warrants) issued to the Medical Advisory Board have ranged between $.58 to $4.46 per share.

We have issued the following options and warrants to members of our Medical Advisory Board during 2002, 2003 and 2004:

•	On June 11, 2002, we issued to Dr. Conti warrants to purchase 69,000 shares of our common stock at a price of $0.58 per share for service on our Medical Advisory Board in 2001. These warrants are immediately exercisable and will expire in five years.

•	In October 2002 we granted 10,000 options each to seven members of our Medical Advisory Board, and 30,000 options to Dr. Conti, a member of our Board of Directors, as Chairman of the Medical Advisory Board, at a price of $0.74 per share for service on our Medical Advisory Board in 2001. These options vested immediately and are exercisable until November 30, 2004.

•	In December 2002 we granted 10,000 options each to seven members of our Medical Advisory Board at a price of $0.60 per share for service on our Medical Advisory Board in 2002. These options vested immediately and are exercisable until November 30, 2005.

•	In January 2004 we granted 10,000 options each to seven members of our Medical Advisory Board, and 30,000 options to Dr. Conti, a member of our Board of Directors, as Chairman of the Medical Advisory Board, at a price of $0.41 per share for service on our Medical Advisory Board in 2003. These options vested quarterly and are exerciseable until January 13, 2014.

We also reimburse our Medical Advisory Board members for expenses actually incurred in connection with serving on the Medical Advisory Board.

HAVE THE DIRECTORS, OFFICERS, AND GREATER THAN TEN PERCENT STOCKHOLDERS OF THE COMPANY COMPLIED WITH SECTION 16(a) OF THE EXCHANGE ACT?

Section 16(a) of the Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports and any amendments thereto furnished to us, during the fiscal year ended June 30, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except Mr. Bernd Steudle filed late an annual statement for 2002 with the SEC, Mr. Davis filed late an initial statement of beneficial ownership of securities, and Mr. Crowe filed late two (2) statements of change in beneficial ownership.

HOW MANY TIMES DID THE BOARD OF DIRECTORS MEET DURING THIS PAST FISCAL YEAR?

During the fiscal year ending June 30, 2003 there were eleven meetings of the Board of Directors.

ARE THERE ANY EXECUTIVE OFFICERS OF MIC WHO ARE NOT MEMBERS OF OUR BOARD OF DIRECTORS?

Yes. The table below shows executive officers during the fiscal year ending June 30, 2003 who were not members of our board of directors:

Name	Age	Position during fiscal year ending June 30, 2003
Anthony Turnbull	57	Vice President—Finance
Steven Vandecar	52	Vice President—Operations
Steven J. Davis	37	General Counsel and Secretary
Jim Corlett	60	Vice President—Operations

Anthony Turnbull served as our Vice President—Finance from January 2001 until August 2001; our Chief Financial Officer, Secretary, and Treasurer from August 2001 until July 2002; and again as our Vice President—Finance from July 2002 until January 2004. Mr. Turnbull’s employment with the company ceased in January of 2004. Mr. Turnbull has over 16 years of experience as a financial controller and a total of 38 years of experience in accounting. From April 1999 to December 2000, Mr. Turnbull served as the Chief Financial Officer of McCain Traffic Supply, a traffic supply company. From April 1998 to April 1999, Mr. Turnbull served as Chief Financial Officer of Casa De Las Campanas, a not-for-profit retirement facility. From April 1996 to April 1998, Mr. Turnbull served as Chief Financial Officer of Ride Manufacturing Co., Inc., a publicly traded snowboard manufacturer. Mr. Turnbull has also served as financial controller for some of the largest manufacturing companies in the world, namely Kraft Foods, General Foods and Stauffer Chemicals.

Steve Vandecar has served as our Vice President—Operations since July 28, 2003 and from October 2001 to February 28, 2002. Mr. Vandecar initially joined the Company in February 2000 as Operations Manager, moving to Vice President—Corporate Compliance officer in November 2000, and Vice President—Operations in March 2001. In June 2001 Mr. Vandecar left employment with the Company, rejoining us in August 2001 as Asset Manager. Mr. Vandecar has over twenty-five years of experience in the Diagnostic Medical field. Prior to joining the company Mr. Vandecar held sales and management positions with Technicare, Picker and General Electric Medical Systems in their Nuclear Medicine and PET Division. In early 2000 he helped develop and operate Acclaim Med, a mobile PET service business.

Steve Davis has served as our General Counsel since December 2002. Prior to joining the Company, from May 2000 until November 2002, Mr. Davis served as legal counsel to Leap Wireless International, Inc., a publicly traded wireless company and Qualcomm spin-off. Before joining Leap, from November 1996 to April 2000, Mr. Davis practiced transactional and corporate law at Luce, Forward, Hamilton & Scripps LLP, a national full service law firm headquartered in San Diego.

Jim D. Corlett has served as our Vice President—Operations from March 2002 to July 2003. He was previously serving as our Vice President—Administration since March of 2000, and before that had previously served as Vice President—Operations since June of 1999, and Vice President—Sales since December of 1998. Mr. Corlett has over 16 years of experience in the application of mobile services to high technology. Mr. Corlett was one of the pioneers in the development of mobile magnetic resonance imaging services in the U.S. market for American Shared Hospital Services in the 1980s. While at American Shared Hospital Services, Mr. Corlett developed and implemented a strategic marketing and sales plan which contributed to approximately $40 million of revenues.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are transactions that occurred since June 30, 2001 between the Company and its officers, directors or certain security holders:

Brent Nelson, a director of our company from December 1998 until October 2001, is the President of Northwest Capital Partners, LLC. On December 15, 1998, we entered into a Consulting Agreement under which Northwest agreed to advise us financially and assist us in arranging financing for our business operations. On September 12, 2002, we entered into an agreement resolving claims asserted under the Consulting Agreement whereby we agreed to issue 500,000 shares of common stock, having a fair market value of $225,000 as of the date the agreement was executed, and a release of all claims under the Consulting Agreement.

Paul J. Crowe, the CEO and a director of our company, is the Chairman, a director and majority shareholder of the London Radiosurgical Centre Ltd. (“LRC”). LRC provided office space and administrative support, under normal commercial terms to certain of the Company’s subsidiaries in London, England. The Company paid LRC approximately $211,612 during the fiscal year ended June 30, 2002 and $228,637 during the fiscal year ended June 30, 2001 and office space and administrative expense was approximately $320,861 and $240,791 during the years ended June 30, 2002 and 2001, respectively. The Company has also advanced to LRC, without interest, $0 during the fiscal year ended June 30, 2002 and $500 during the fiscal year ended June 30, 2001. These advances are covered by a continuing corporate and personal guarantee. There is a balance due from LRC in the amount of $127,123 and $129,317 at June 30, 2003 and 2002, respectively. The Company’s London operations were sold in July 2002.

The Company entered into a Memorandum of Agreement effective as of June 1, 1999 restructuring an 8% interest in a subordinated equity participation in LRC. The market value of the subordinated equity participation is not readily determinable, and is recorded at cost in the amount of $200,000. The original agreement provided for distributions of cash, if any, including interest at a rate of 15% per annum, up to the amount of the investment plus accrued interest, after which the Company was to receive its proportionate share of 60% of net distributable income. According to the terms of the participation agreement, net income available for distribution is equal to net income less equipment financing payments, operating expenses, reserve capital and taxes. The Memorandum of Agreement provides for a distribution to the Company of 8.42% of LRC’s net distributable cash flow, until a total of $210,573 has been distributed and then the distribution of 5.05% of net distributable cash flow, subject to future dilution. The Memorandum of Agreement stopped the accrual of interest at June 1, 1999. At the date of the Memorandum of Agreement, the Company canceled $47,447 of accrued interest from the original investment and at September 30, 2002, accrued interest on the investment was $10,573. Mr. Crowe personally guarantees the investment.

On or about January 1, 2000 we granted Mr. Bush an option under our 1999 Stock Option Plan to purchase 100,000 of our common shares at a price of $2.50 per share, all vesting immediately, and expiring December 30, 2002. This grant was made as compensation for his agreeing to serve as a director.

K. Ivan F. Gothner was a director of the Company between May 2000 and October 2001. He is also the managing director of Adirondack Capital, LLC, a private merchant-banking firm. In November 1999, we entered into an agreement with Adirondack Capital, LLC in connection with its role as a financial advisor to us. As compensation for services rendered by Adirondack, we agreed to pay Adirondack a monthly cash retainer of $3,000. In addition, we issued to Adirondack, or its designee, a warrant to purchase 50,000 shares of our common stock. The warrant expires on December 31, 2006 and has an exercise price of $2.00 per share. This warrant was cancelled in October 2001. In March 2000, Adirondack was paid $300,000 as a fee relating to the placement of the Series A Convertible Preferred Stock. In addition, Adirondack, or its designee, was issued a warrant to purchase 300,000 shares of our Common Stock at a price of $3.00 per share. This warrant was cancelled in October 2001. On October 12, 2001, the Company entered into a Mutual General Release with Mr. Gothner and Adirondack providing for: (i) a mutual general release, except for the Company’s continued obligation to indemnify Mr. Gothner from claims or liabilities arising from his service as a director, provided such acts were within the scope of, and did not conflict with, his duties and responsibilities as a director; (ii) payment by us to Mr. Gothner of $2,340 to reimburse him for expenses; (iii) delivery of a promissory note by us to Adirondack in the principal amount of $253,050, bearing no interest, payable $14,000 per month commencing October 15, 2001; and (iv) cancellation of all Adirondack’s rights to acquire stock in the Company by way of options, warrants or otherwise. Mr. Gothner also resigned as a director of the Company effective as of such date.

On August 23, 2000, Robert Bush loaned the Company $200,000 at a rate of eight percent (8%) per year, evidenced by a subordinated note. This loan was renegotiated and under the terms of the new loan, dated October 11, 2000, it became an eight percent (8%) loan in the amount of $200,000 due on or before December 11, 2000. This loan’s due date has been extended several times. On March 23, 2001 the Company issued Mr. Bush a warrant to purchase 50,000 shares of common stock at a price of $0.44 per share, expiring August 31, 2003 in connection with one of these extensions. The note was extended again in December 2001. In consideration for this extension we issued Mr. Bush a warrant to purchase 35,000 shares of common stock at a price of $0.50 per share, expiring December 1, 2004. In December 2001 we also issued Mr. Bush a warrant to purchase 40,640 shares of common stock at a price of $0.50 per share, expiring December 1, 2004, in lieu of accrued interest on this note. In January 2002, we began repaying the note at a rate of $10,000 per month. As of February 6, 2004, the amount outstanding under this note was approximately $82,828.

On October 19, 2000, Thomas G. Brown, a former director of the Company, provided the Company with an eight percent (8%) loan in the amount of $100,000, which was due on or before November 30, 2000. In connection with this loan the Company issued Mr. Brown a warrant to purchase 25,000 shares of common stock at a price of $2.50 per share, expiring August 31, 2003. On March 23, 2001 this loan’s due date was extended to June 1, 2001. The Company issued an additional warrant to purchase 25,000 shares of common stock at a price of $0.44 per share, expiring August 31, 2003, to Mr. Brown in connection with this extension. On September 12, 2001, Mr. Brown filed suit against the Company in the Superior Court of the State of California (County of Orange) for damages for default in the repayment of this promissory note and certain other claims. On October 12, 2001, the Company entered into a General Release with Mr. Brown providing for: (i) a mutual general release, except for (a) Mr. Brown’s continued liability for acts or omissions conflicting with or outside his duties and responsibilities to the Company or otherwise constituting a breach of his fiduciary relationship with the Company and (b) the Company’s obligation to pay certain charge card accounts maintained in Mr. Brown’s name to be used for Company expenses, and to indemnify, defend and hold harmless Mr. Brown for claims or liabilities relating thereto; (ii) cancellation by Mr. Brown of the original $100,000 promissory note; (iii) delivery of a second promissory note by us to Mr. Brown in the principal amount of $100,000, bearing 8% interest, payable $10,000 per month commencing November 1, 2001; (iv) payment by us on October 8, 2001 of $27,715.10 representing a principal payment of $20,000 and accrued interest in the amount of $7,715.10; (v) payment by us of $6,194.02 for the balance due under Mr. Brown’s Consulting Agreement dated April 1, 1999; (vi) cancellation of all of Mr. Brown’s rights to acquire stock in the Company by way of options (Mr. Brown’s existing warrants remain in force); and (vii) Mr. Brown’s assignment to NeuroTechnologies International, Inc. of his entire ownership interest in NeuroTechnologies International, Inc. Paul Crowe is currently President and CEO of NeuroTechnologies International, Inc. Mr. Brown also resigned as a director and officer of the Company and all its affiliates, NeuroTechnologies International, Inc. and all its affiliates and The London Radiosurgical Centre Ltd. and all its affiliates, effective immediately.

In January of 2001 we entered into a consulting arrangement with Dr. Conti, a member of our Board of Directors and the Chair of our Medical Advisory Board, pursuant to which Dr. Conti has agreed to be the Medical Advisor for the Company. We paid Dr. Conti a consulting fee of $2500 per month under the terms of this consulting arrangement. This consulting agreement was terminated as of January 1, 2004.

On or about January 12, 2001, Paul J. Crowe loaned the Company $25,000 at a rate of eight percent (8%) per year, evidenced by a promissory note with a due date of March 12, 2001. In connection with this loan the Company issued Mr. Crowe a warrant to purchase 5,000 shares of common stock at $1.05 per share, expiring January 12, 2004. This note was extended on March 23, 2001 and became due June 30, 2001. The Company issued Mr. Crowe a warrant to purchase 5,000 additional shares of common stock at $0.44 per share, expiring January 12, 2004 in connection with this extension. The note was extended several more times without the issuance of additional warrants and was repaid on December 6, 2001.

On or about January 17, 2001, Paul J. Crowe loaned the Company $150,000 at a rate of eight percent (8%) per year, evidenced by a promissory note with a due date of March 17, 2001. In connection with this loan we issued Mr. Crowe a warrant to purchase 35,000 shares of common stock at $0.88 per share, expiring January 17, 2004. This note was extended on March 23, 2001 and became due June 30, 2001. The Company issued Mr. Crowe a warrant to purchase 35,000 additional shares of common stock at $0.44 per share, expiring January 17, 2004 in connection with this extension. The note has been extended several more times without issuance of additional warrants. On January 30, 2002 we also issued Mr. Crowe a warrant to purchase 24,450 shares of common stock at a price of $0.50 per share, expiring December 1, 2004, in lieu of accrued interest on this note. This note was due September 1, 2002. As of February 6, 2004, the amount outstanding under this note was approximately $0.00.

At the April 5, 2002 meeting of the board of directors, effective March 22, 2002, the Company approved the issuance to Mr. Crowe of a warrant to purchase 1,366,510 shares of common stock at a price of $0.58 per share, exercisable at any time before March 22, 2005. This warrant was issued in consideration for his continuing guarantee of certain Company obligations.

On June 6, 2002, Paul J. Crowe loaned the Company $77,600, bearing interest at a rate of 8% per annum, evidenced by a promissory note payable upon demand. This note has been repaid by the Company.

Also, on or about June 11, 2002, in consideration for renewal of a loan to the Company, we issued to Mr. Crowe a warrant to purchase 26,305 shares of common stock at a price of $0.59 per share. These warrants are immediately exercisable and will expire in five years.

On July 31, 2002, we sold 10,000,000 shares of common stock and warrants to purchase 3,000,000 Common Shares, all for a price of $6,000,000, pursuant to a Securities Purchase Agreement dated July 12, 2002 by and between MIC, Ivan Bradbury and Integrated Healthcare Management, S.A., a Luxembourg company. The warrants are exercisable at any time until July 31, 2007 at a price of $0.448 per share (representing 80% of the average closing price of Common Shares for the 5 trading days before the closing date of July 31, 2002). Mr. Bradbury, as purchaser under the Securities Purchase Agreement, assigned his rights to Dragon Nominees Limited (“Dragon”), a company organized under the laws of England and Wales. Registration rights for the common shares sold and issuable upon exercise of the warrant were also granted.

Also on July 31, 2002, we sold 1,250,000 common shares and warrants to purchase 375,000 common shares to Bernd Steudle. We received $750,000 in connection with this transaction, $500,000 of which had been previously advanced. That previous advance was restricted for use in connection with the redemption of our preferred stock, and was required to be returned if not so used, and this part of the transaction also resulted in modifying the terms of a previous sale of common shares and warrants for that portion of the consideration previously advanced. The warrants sold in this transaction are exercisable at any time until July 31, 2007 at a price of $0.448 per share (representing 80% of the average closing price of Common Shares for the 5 trading days before the closing date of July 31, 2002). Registration rights for the common shares sold and issuable upon exercise of the warrant were also granted.

Also on July 31, 2002, we entered into and consummated a Redemption Agreement with York, LLC to redeem all of our outstanding Series A and Series B 8% Cumulative Convertible Redeemable Preferred Stock.

Prior to this redemption York, LLC held 100% of our outstanding Series A and Series B Cumulative Convertible Redeemable Preferred Stock. We paid $3,784,071.97 to York, LLC in connection with this redemption ($500,000 of which had previously been advanced). As a result, we have no preferred stock outstanding. As part of this transaction we agreed to re-price certain existing warrants held by York, LLC to purchase 199,851 common shares. Before re-pricing, these warrants had exercise prices varying between $5.00 per share to $2.5125 per share and expire in February, September and November of 2005. After the re-pricing such warrants may be exercised for $1.00 per share. No change was made in the expiration date of these warrants.

On July 23, 2003, we entered into an Operating Agreement with Paul Crowe, our CEO and a director, and Jeffrey Rush, one of our former directors, for the formation and operation of Molecular Imaging Cyclotron LLC, a Delaware limited liability company (“Cyclotron LLC”). Under the terms of the Operating Agreement, the Company owns 66 2/3% of the equity of Cyclotron LLC, and Mr. Crowe, Mr. Rush, and a third unaffiliated investor, together own 33 1/2% of the equity of Cyclotron LLC. The Company has contributed $500,000 to Cyclotron LLC and Mr. Crowe and Mr. Rush, together with the unaffiliated third party investor, have contributed $250,000 to Cyclotron LLC. On August 15, 2003, Cyclotron LLC completed the purchase of the cyclotron located in San Diego, California from Vital Imaging, Inc. for $1,000,000 and the assumption of an equipment lease in the amount of approximately $2,100,000. On August 15, 2003, Cyclotron LLC entered into an Asset Purchase and LeaseBack Agreement (the “UCSD Agreement”) with The Regents of the University of California (the “Regents”) pursuant to which Cyclotron LLC agreed to sell and leaseback the cyclotron and certain related assets to the Regents for a purchase price of $750,000 and the Regents assumption of the equipment lease in the amount of approximately $2,100,000. Under the terms of the UCSD Agreement, the Regents also have the right to contribute the cyclotron assets to Cyclotron LLC in exchange for a membership interest in Cyclotron LLC. Cyclotron LLC intends to produce, market and sell FDG and other radiopharmaceuticals to third party providers and users of MI services, including the Company and its subsidiaries.

See “Has the Company Entered Into Any Employment Agreements With Its Employees,” “How Are Our Directors Compensated,” and “How Are Members Of Our Medical Advisory Board Compensated.”

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee selected Peterson & Co. to be our independent public accountants for the fiscal year ended June 30, 2003 and they have been our independent public accountants since 1999. Stockholders ratification of the selection of Peterson & Co. as the Company’s independent public accountants is not required by the Company’s Bylaws or otherwise. Representatives of Peterson & Co. will be present at the annual meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed by Peterson & Co. for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-QSB and other Securities and Exchange Commission filings were $116,212 for the fiscal year ended June 30, 2002 and $137,787 for the fiscal year ended June 30, 2003.

AUDIT RELATED FEES

The aggregate fees billed by Peterson & Co. for professional services rendered for audit related fees of our annual financial statements and the reviews of the financial statements included in our Forms 10-QSB and other Securities and Exchange Commission filings were $0.00 for the fiscal year ended June 30, 2002 and for the fiscal year ended June 30, 2003.

TAX FEES

The aggregate fees billed by Peterson & Co. for professional services rendered for tax fees and the reviews of the financial statements included in our Forms 10-QSB and other Securities and Exchange Commission filings were $0.00 for fiscal year ended June 30, 2002 for the fiscal year ended June 30, 2003.

ALL OTHER FEES PAID TO PETERSON & CO.

The aggregate fees billed by Peterson & Co. for professional services rendered other than as stated under the captions “Audit Fees”, “Audit Related Fees” and “Tax Fees” were $0.00 for fiscal year ended June 30, 2002 and for fiscal year ended June 30, 2003.

REPORT OF THE AUDIT COMMITTEE

The information contained in this audit committee report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The following is the report of the Audit Committee with respect to MIC’s audited financial statements for the fiscal year ended June 30, 2003.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Peterson & Co., the Company’s independent auditors.

The Audit Committee has discussed with Peterson & Co. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, Peterson & Co. has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Peterson & Co. their independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Peterson & Co., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Molecular Imaging Corporation’s Annual Report on Form 10-KSB for fiscal year 2003 for filing with the Securities and Exchange Commission.

Audit Committee

Dr. Axel Steudle, Chairman

Albert F. Haussener

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors is presently composed of five members. All of the directors are elected at the annual meeting of stockholders and hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors proposes that the nominees described below be re-elected for a new term as directors until our next annual meeting of stockholders and until their successors are duly elected and qualified.

If, for any reason, the nominees become unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for substitute nominees. It is not anticipated that the nominees will be unavailable for election.

The following sets forth information as to each nominee for election at the annual meeting, including his age, present principal occupation, other business experience during the last five years, directorships in other publicly held companies, period of service as one of our directors and any legal proceedings during the past five years that are material to that person’s evaluation as a director or nominee for director.

DIRECTOR NOMINEES:

The following table sets forth certain information with respect to our directors as of February 6, 2004.

Name	Age	Position
Paul J. Crowe	53	Chairman of the Board, Chief Executive Officer, President, Director
Robert C. Bush	75	Director
Dr. Axel Steudle	36	Director
Peter S. Conti, M.D., Ph.D.	47	Director, Chair of Medical Advisory Board
Albert F. Haussener	69	Director

Paul J. Crowe has served as our Chairman, Chief Executive Officer and President since December 1998. Mr. Crowe has over 30 years of business experience in sales, marketing, finance and management of high-tech medical instrumentation and services for the health care industry. Mr. Crowe has served in sales, marketing and senior management positions for Ritter/Sybron Corporation, Philips Medical Systems, Rohe Ultrasound and Diasonics MRI. From 1987 to 1991, Mr. Crowe served as President and Chief Executive Officer of Paul J. Crowe & Associates, Inc., a company that developed and operated diagnostic MRI imaging facilities and mobile MRI routes. Mr. Crowe is currently President and CEO of NeuroTechnologies International, Inc. and President of Radiosurgical Centers Corporation, businesses involved in the operation of Gamma Knife radiosurgery centers, but devotes substantially full time efforts to MIC.

Robert C. Bush was appointed to serve as a director in March 2000. Since 1991, Mr. Bush has served as a consultant to, and private investor in, several medical and technology companies. From 1982 to 1990, Mr. Bush served as President and CEO of Sonics Research Corporation.

Dr. Axel Steudle was appointed as a director in January 2002. Since January 2001, Dr. Steudle has been a private investor. From July 1998 through December 2000 he was a credit analyst with Landesbank Baden-Württemberg in Stuttgart, Germany, where he was responsible for a credit portfolio of approximately $1 billion. From September 1995 through June 1998 he was a credit analyst with Bankgesellschaft in Berlin, Germany, where he was responsible for a credit portfolio of approximately $500 million. Dr. Steudle serves on our Audit Committee and Compensation Committee.

Albert F. Haussener was appointed as a director in August 2002. Mr. Haussener was an advisor to the Chief Executive Officer of VNU World Directories from January 1999 to June 2000. From February 1998 to

December, 1998 he was the Chief Executive Officer of VNU World Directories and from July 1984 to February 1998 he was the Chief Executive Officer of ITT World Directories. Mr. Haussener is nominated by Ivan Bradbury pursuant to a contractual provision in a Securities Purchase Agreement, dated July 12, 2002, between Mr. Bradbury and the Company. Mr. Haussener serves on our Audit Committee and Compensation Committee.

Peter S. Conti, M.D., Ph.D. was appointed as a director in September 2002. Since 1991, Dr. Conti has been associated with the University of Southern California. He is currently associate professor of radiology, clinical pharmacy and biomedical engineering at the University of Southern California, as well as director of the USC Positron Imaging Science Center and Clinic. He also serves on the board of directors of the Academy of Molecular Imaging and the Society of Nuclear Medicine. Dr. Conti is also a member of the Company’s Medical Advisory Board.

The affirmative vote of a plurality of the stockholders present and entitled to vote, whether in person or by proxy, is required for the election of the nominees for directors named above.

BOARD PROPOSAL. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTORS NAMED ABOVE, EACH FOR A TERM OF ONE YEAR, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

PROPOSAL 2—APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 90,000,000 TO 140,000,000

We currently have 90,000,000 shares of common stock authorized. Approximately 56,000,000 of these shares of common stock have been issued; approximately 8,500,000 of these shares are reserved for issuance upon the exercise of outstanding warrants issued by the Company; and 8,000,000 of these shares have been reserved for issuance under our 1999 Stock Option Plan (of which approximately 3,800,000 options have been issued). This results in approximately only 17,500,000 shares remaining for the Company for future issuances. The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of common stock available for issuance in the event the Company should desire to issue such shares to raise additional capital or use such shares to acquire other companies and/or assets to grow its business.

The complete text of the proposed amendment to the first two sentences of Article THREE, Paragraph 4 of our Amended and Restated Certificate of Incorporation is as follows:

“4. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares divided into two classes of shares, designated, respectively, “Preferred Stock” and “Common Stock.” The number of shares of Common Stock authorized to be issued is One Hundred Forty Million (140,000,000) shares, with a par value of $.0001 per share.”

The affirmative vote of a majority of the stockholders present and entitled to vote, whether in person or by proxy, is required for the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 140,000,000.

BOARD PROPOSAL. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 90,000,000 TO 140,000,000, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

OTHER BUSINESS

Our Board of Directors is not aware of any matters to be presented at the annual meeting other than those set forth in the notice enclosed with this proxy statement. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote at that time and, with respect to such matters, in their discretion. The approval of any other matters will require the affirmative vote of the majority of the stockholders present and entitled to vote, in person or by proxy, at the annual meeting where a quorum is present, or such greater vote as may be required by our Certificate of Incorporation, our By-laws or the General Corporation Law of the State of Delaware.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED APRIL 5, 2004. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THE DATE INDICATED FOR SUCH INFORMATION OR, IF NO SUCH DATE IS PROVIDED, THE DATE OF THIS PROXY STATEMENT. OUR BUSINESS FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE SUCH DATE.

By order of the Board of Directors,

By:	/s/ STEVEN J. DAVIS

Steven J. Davis Secretary

April 5, 2004

Molecular Imaging Corporation

2150 West Washington Street, Suite 110

San Diego, California 92110

APPENDIX I

MOLECULAR IMAGING CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

To assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control over financial reporting, the audit process, and the company’s process for monitoring compliance with laws and regulations and the code of conduct.

Authority

The audit committee has authority to conduct or authorize investigations into any matters within scope of responsibility. It is empowered to:

•	Retain outside counsel, accountants or others to advise the committee or assist in the conduct of an investigation

•	Seek any information it requires from employees—all of whom are directed to cooperate with the committee’s requests—or external parties

•	Meet with company officers, external auditors or outside counsel, as necessary

Composition

The audit committee will consist of at least two members of the board directors. The board or its nomination committee will appoint committee members and the committee chair.

Each committee member will be independent and at least one of the committee members will be a financial expert, as defined by applicable regulations and the board of directors.

Meetings

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

Responsibilities

The committee will carry out the following responsibilities:

Financial Statements

•	Review significant accounting and reporting issues, including complex or unusual transaction and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements

•	Review with management and the external auditors the results of the audit, including any difficulties encountered

•	Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles

•	Review other sections of the annual report and related regulatory filings and press releases containing financial data before release and consider the accuracy and completeness of the information

•	Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing standards

•	Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement

•	Review interim financial reports with management and the external auditors, before filing with regulators, and consider whether they are complete and consistent with the information known to committee members

Internal Control

•	Consider the effectiveness of the company’s internal control over annual and interim financial reporting, including information technology security and control

•	Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses

External Audit

•	Review the external auditors’ proposed audit scope and approach

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors

•	Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors

•	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately

Compliance

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance

•	Review the findings of any examinations by regulatory agencies, and any auditor observations

•	Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith

•	Obtain regular updates from management and company legal counsel regarding compliance matters

Reporting Responsibilities

•	Regularly report to the board of directors about committee activities, issues and related recommendations

•	Provide an open avenue of communication between the external auditors and the board of directors

•	Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule

•	Review any other reports the company issues that relate to committee responsibilities

Other Responsibilities

•	Perform other activities related to this charter as requested by the board of directors

•	Institute and oversee special investigations as needed

•	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes

•	Confirm annually that all responsibilities outlined in this charter have been carried out

•	Evaluate the committee’s and individual members’ performance on a regular basis

Adopted on September 12, 2002

Whether you expect to be present in person at the annual meeting, please MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. You may revoke your proxy, in the manner specified within this proxy statement, at any time before the shares it represents are voted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF MOLECULAR IMAGING CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

MOLECULAR IMAGING CORPORATION, TO BE HELD THURSDAY, MAY 13, 2004

The undersigned stockholder of Molecular Imaging Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 5, 2004. The undersigned hereby appoints Paul J. Crowe and Steven J. Davis, proxies and attorneys-in-fact, with full power of substitution for each, on behalf of and in the name of the undersigned, to represent the undersigned at the fiscal year 2003 Annual Meeting of Stockholders of Molecular Imaging Corporation to be held on Thursday, May 13, 2004, at 10 A.M., local time, at the San Diego Marriott Hotel & Marina, 333 West Harbor Drive, San Diego, California 92101, and at any adjournment(s) of the annual meeting, and to vote all shares of common stock that the undersigned would be entitled to vote as if they were personally present, on the matters set forth below, and such other business as may properly come before the annual meeting or any adjournment(s) of the annual meeting. If no direction is made, this proxy form will be voted FOR the approval of the proposals below.

☒	Please mark votes as in this example.

1.	The election of five directors, each for a term of one year.

NOMINEES:	FOR	WITHHOLD AUTHORITY
Paul J. Crowe	☐	☐
Robert C. Bush	☐	☐
Dr. Axel Steudle	☐	☐
Peter Conti, M.D., P.h.D	☐	☐
Albert F. Haussener	☐	☐

☐	FOR all nominees except those listed on the line immediately above.

	FOR	AGAINST	ABSTAIN
2. The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock which may be issued from 90,0000,000 to 140,000,000	☐	☐	☐

The undersigned hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 5, 2004.

Dated: 2004	Signature

Signature (if held jointly)

Note: Please sign exactly as name (or names) appear on this card. When shares are held by joint tenants, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.